PART II — OFFERING CIRCULAR

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Subject to Completion, Dated April 22, 2026

MEDICAL CARE TECHNOLOGIES, INC.

a Nevada Corporation

1910 S Stapley Drive

Suite 221

Mesa, AZ 85204

Offering Total: $596,000

Up to a Maximum of 4,584,615,385 Common Shares

A Maximum Offering Price between $0.00013 and $.001 per Share*

Maximum Offering of $596,000

Medical Care Technologies Inc., a Nevada corporation (the “Company” or “MDCE”) is offering investors (the “Offering”) the opportunity to purchase MDCE common shares (the “Shares”). The Shares will be sold at per share between $.00013 and $.001, for a maximum amount of $596,000 (the “Maximum Amount”). This Offering is being conducted pursuant to Tier 1 of Regulation A. The Shares are highly speculative securities, see “Risk Factors” beginning on page 11.

	Price to Public (1)		Underwriting discount and commissions (2)	Proceeds to issuer (3)
Per Share	$	(between 0.00013 and 0.001)	$0.00	$	(between 0.00013 and 0.001)
Total Minimum		$1,000.00	$0.00		$1,000.00
Total Maximum		$596,000.00	$0.00		$596,000.00

(1)        Please refer to the section entitled “Description of Shares” on page 33 for a Description of the Shares being Offered.

(2)        The Shares will be offered and sold by our officers and directors who will not receive any direct compensation in connection therewith. However, we reserve the right to engage broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to ten percent (10%) of the gross proceeds from the sales of Shares placed by such persons.

(3)        We estimate that our total Offering expenses, including commissions, will be approximately $50,000. See “Plan of Distribution.”

The Offering will be made on “best-efforts” continuous basis as provided by Rule 251(d)(3)(i)(F) basis through a Tier 1 offering pursuant to Regulation A (“Regulation A”). We expect to commence the sale of the Shares within two days of the date on which the Offering Circular of which this Offering Circular is a part (the “Offering Circular”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”).

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”). The minimum investment amount from an investor is $1,000.00; however, we expressly reserve the right to waive this minimum at the sole discretion of our management. See “Description of Shares” on page 33 for a discussion of certain items required by Item 14 of Part II of Form 1-A. We will hold closings at any time at the Company’s discretion upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales of Shares, until the earlier of (i) the sale of the Maximum Amount or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Subscriptions for Shares are irrevocable, and the purchase price is non-refundable, unless the Company rejects a subscription, as expressly stated in this Offering Circular. All proceeds received by us from subscribers in this Offering will be available for use by us upon our acceptance of subscriptions for the Shares. We expect to commence the sale of Shares of our Common Stock in July 2024, or shortly thereafter.

The Company currently has two (2) classes of voting stock, Common Stock, Special 2021 Series A Preferred Stock. This Offering relates to the sale of shares of our Common Stock, which carry one vote per share of Common Stock. When voting as a single group with the Company’s Common Stock, our Special 2021 Series A Preferred Stock has the voting power equal to 60% of all issued and outstanding shares. Accordingly, holders of the Special 2021 Series A Preferred Stock will, for the foreseeable future, have voting control over such matters requiring approval by shareholders, including, but not limited to, the election of directors and the approval of mergers or other business combination transactions. Our CEO holds the single outstanding share of Special 2021 Series A Preferred Stock. For a complete description of the ownership by Management of the issued and outstanding shares of both our Common and Preferred Stock, please see the “Securities Ownership” section of this Offering Circular.

Class of Stock (Par Value)	Voting	Conversion	Total Authorized	Issued and Outstanding Pre-Offering	Issued and Outstanding Post-Offering
Common Stock ($0.00001)	1-for-1	N/A	7,979,999,990	1,970,195,087	6,554,810,472 (1)
Special 2021 Series A Preferred Stock ($0.00001)	60% of the issued and outstanding stock	3,000,000 shares of common stock	1	1	1

(1)	This assumes 100% of the shares offered in the Offering are sold at the minimum sales price of $.00013 per share.

For a complete description of both the Common Stock and Series A Preferred Stock, please see the “Description of Shares” section of this Offering Circular.

Upon the closing of this offering, our officers and directors will retain controlling voting power in our company. As a result, our officers and directors will have the ability to substantially influence all matters submitted to our stockholders for approval and to substantially influence or control our operations, management, and affairs.

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Our common stock is quoted on the Pink Tier of OTC Markets, which is operated by OTC Markets Group, Inc. (OTC Markets), under the ticker symbol MDCE. On April 15, 2026, the closing price of our common stock was $0.0003 per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. See Risk Factors, beginning on page 11, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in the Offered Shares.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

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FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans, and objectives. In some cases, you can identify forward- looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties, and other factors that may cause our actual transactions, results, performance, achievements, and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

•	Our ability to implement our proposed business plan;
•	National, international, and local economic and business conditions that could affect our business;
•	Markets for our Shares;
•	Our cash flows or lack thereof;
•	Our operating performance;
•	Our financing activities;
•	Industry developments affecting our business, financial condition, and results of operations;
•	Our ability to compete effectively; and
•	Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States, and self-regulatory organizations, including without limitation, FINRA.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

Please read this offering circular carefully. It describes our business, our financial condition, and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),
•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A, and
•	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.235 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. If we qualify as an emerging growth company, we may take advantage of certain reduced reporting requirements and would be relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company we:

•	would not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	would not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	would not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden parachute” votes);

•	would be exempt from certain executive compensation disclosure provisions requiring a pay-for- performance graph and CEO pay ratio disclosure;

•	would be able to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	would be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a

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public offering, is not a sale of common equity pursuant to a registration statement since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions may also be available to us if we qualify, once listed, as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the Shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

The Company’s operations are subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of any business. Our lack of a significant and relevant operating history makes it difficult to predict future operating results.

OVERVIEW

Overview

Medical Care Technologies, Inc., www.medicalcaretechnologies.com, is a health technology company specializing in the development of AI-based self-care solutions designed to empower individuals through accessible, preventive health tools. By transforming everyday smartphones into intelligent diagnostic companions, MDCE is creating a new standard in mobile healthcare—where users can monitor wounds, screen for mental health risks, track mole changes, and estimate biological age using advanced image analysis and machine learning. With a strong focus on early detection, patient autonomy, and patentable innovation, Medical Care Technologies is building a scalable platform that places powerful, AI-driven health insights directly in the hands of users around the world.

On October 6, 2022, Medical Care Technologies, Inc. acquired Infinite Auctions, LLC. Infinite Auctions,  www.infiniteauctions.com, is an online auction house that provides an online platform for memorabilia collectors and professional athletes to consign and sell high valued collectibles in a secure online auction format. Since 2016 we have sold more than $13.5 million in sports collectibles. We currently specialize in the auctioning of game worn sports memorabilia that includes jerseys, helmets, bats and other items worn or used by athletes in professional sporting events. We also auction high-end sports cards, trading cards, fine autographs, Americana and other valuable antiquities. Our auction service gives collectors of high value memorabilia a safe environment to sell their collectibles where the prices are substantially higher than you would see on mainstream online auction sites like Ebay and much safer than meeting a potential buyer on the street with a bag of cash or facing the risk of digital payment return fraud. In addition to our regular online auction services, our private sale brokering program connects sellers and buyers outside of auction for quicker sales. We often set records with our private sales as we recently sold a Tom Brady game worn jersey for a record $500,000. We also actively make purchases both privately and through public auctions for later resale as the collectibles industry continues to be in a considerable appreciation cycle over the last several decades

On April 9, 2025, Medical Care Technologies, Inc. acquired Real Game Used, LLC. Real Game Used (RGU) www.realgameused.com is a disruptive authentication technology company redefining how memorabilia is verified through advanced AI and image analysis. A subsidiary of Medical Care Technologies Inc. RGU leverages proprietary machine learning algorithms and computer vision systems to deliver forensic-level photo matching and authenticity verification for game-used and entertainment memorabilia. Its rapidly growing demand stems from its unmatched speed, transparency, and accuracy—far exceeding traditional opinion-based authentication methods. With multiple patent filings underway and high-profile partnerships in the auction and collectibles space, RGU is positioned as a category leader at the intersection of technology, trust, and cultural preservation.

We expect to use the proceeds of this offering for general development, working capital, and marketing as well as general and administrative expenses. We expect to commence offering Shares in March 2026. See “Use of Proceeds” at page 17.

Our business headquarters are located at 1910 S Stapley Drive Suite 221 Mesa, AZ 85204, Email: info@ medicalcaretechnologies .com, Tel: 480-286-6678, our website can be found at www.medicalcaretechnologies.com.

Our securities counsel is Jonathan D. Leinwand, P.A., 18305 Biscayne Blvd, Suite 200, Aventura, FL 33180. Their phone number is 954-903-7856.

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SUMMARY OF THE OFFERING

Issuer	Medical Care Technologies, Inc., a Nevada corporation.
Securities Offered	Up to 4,584,615,385 shares of the Company’s common stock par value $.00013 per share.
Offering Amount	We are offering a maximum of $596,000 of Shares (the “Maximum Amount”).
Offering Price	$.00013 to $0.001 per Share. The minimum investment is $1,000.00.
Commencement of the Offering	We expect to commence the sale of the Shares within two days following the Qualification Date.
Number of shares outstanding before the Offering	1,970,195,087 shares as of the date hereof.
Number of shares outstanding after the Offering	6,554,810,472 Shares will be issued and outstanding after the offering of the Shares if all the Shares in this offering being offered are sold at the lowest price in the price range of $.00013 per share.
Issuer	There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.
Use of Proceeds	The Company intends to use the proceeds of this offering for working capital, marketing, and general and administrative purposes. See ‘Use of Proceeds’ section for details at page 17.
Offering Amount	This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.
Closing	The Shares will be issued in one or more closings (the “Closings”). After the Initial Closing, the Offering will continue on a continuous basis, and we may have one or more additional Closings until the earlier of the Termination Date or the receipt and acceptance of subscription funds equal to the Maximum Amount.
Best Efforts Offering

The Offering is being conducted by our Board of Directors on a “best efforts basis.

Our Board of Directors will not receive any direct compensation for sales of our Shares. However, we reserve the right to engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such Selling Agents, if any, cash commissions of up to 7% of the gross proceeds from the sales of Shares placed by such Selling Agents and agent warrants (“Agent Shares”). Our Board of Directors, officers, employees, and affiliates (as defined in the Securities Act) may, but have no obligation to, solicit or purchase Shares in the Offering and all such Shares so sold or purchased shall be counted toward the Maximum Amount.

We reserve the right to reject a subscription to purchase Shares, in whole or in part in our sole discretion. If a subscription is so rejected, in whole or in part, we will promptly return the funds submitted with such rejected subscription, or the rejected portion thereof, to the investor without interest thereon or deduction therefrom.

Subscription Procedures	To subscribe for Shares, complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us before the Termination Date, together with full payment for all Shares subscribed in accordance with the instructions provided in the Subscription Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Shares, to reject subscriptions in our sole discretion.
Risk Factors	Investing in the Shares involves a high degree of risk. See “Risk Factors, beginning on page 11. You should read the Risk Factors section of, and all the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Shares in this offering.

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You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell the Shares and seeking offers only in jurisdictions where offers and sales are permitted. The information contained here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the Shares.

There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In order to subscribe to purchase the Shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer, or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues, or net assets for the investors most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular.

The Company currently has two (2) classes of voting stock, Common Stock and Special 2021 Series A Preferred Stock. This Offering relates to the sale of shares of our Common Stock, which carry one vote per share of Common Stock, in contrast our Series A Preferred Stock has voting rights equivalent to 60% of the Company’s issued and outstanding shares when voting as a single class. Accordingly, holders of the Series A Preferred Stock will, for the foreseeable future, have voting control over such matters requiring approval by shareholders, including, but not limited to, the election of directors and the approval of mergers or other business combination transactions. Our CEO and a Director, Marshall Perkins III, prior to this offering controls the majority of the total voting power of the Company including 1,980,000,000 shares of common stock (approximately 61.7%) and 100% of the Series A Preferred Stock. At the conclusion of this Offering, assuming 100% of the shares offered hereby are sold, Mr. Perksins will continue to control the majority of the total voting power of the Company. Therefore he alone significantly influences all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combination transactions. For a complete description of the ownership by Management of the issued and outstanding shares of both our Common and Preferred Stock, please see the “Securities Ownership” section of this Offering Circular.

Class of Stock (Par Value)	Voting	Conversion	Total Authorized	Issued and Outstanding Pre-Offering	Issued and Outstanding Post-Offering
Common Stock ($0.00001)	1-for-1	N/A	7,979,999,990	1,970,195,087	6,554,810,472 (1)
Special 2021 Series A Preferred Stock ($0.00001)	60% of the issued and outstanding stock	3,000,000 shares of common stock	1	1	1

(1)	This assumes 100% of the shares offered by the Offering are sold at the low-end of the price range..

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For a complete description of both the Common Stock and Series A Preferred Stock, please see the “Description of Shares” section of this Offering Circular.

CONTINUOUS OFFERING

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our Shares. This offering and any investment in our Shares involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our Shares. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed, and you may lose all or part of your investment. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our Shares may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our Shares.

Financial Projections. Any financial projections are based upon what the Company believes to be reasonable assumptions concerning certain factors affecting probable future operations of the Company. Despite these future projections, no assurances can be made that these projections will prove to be accurate, and potential investors are cautioned against placing excessive reliance on such projections in deciding whether to invest in the Company. Market conditions and capital costs are very volatile and may cause the Company to seek additional capital or alternative forms of capital. In turn, this could result in a dilution of an Investor’s ownership interest in the Company.

Arbitrary Offering Price.

The offering price between 0.00013 and 0.001per Share has been arbitrarily set by the Company and is not based upon earnings, operating history, assets, book value, or any other recognized criteria of value. No independent opinion has been obtained in the determination of the offering price.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter strategic alliances. We may not be able to enter these strategic partnerships on commercially reasonable terms, or at all. Even if we enter strategic alliances, our partners may not attract significant numbers of clients or otherwise prove advantageous to our business. Our inability to enter new strategic alliances could have a material and adverse effect on our business.

If we were to lose the services of Mr. Perkins, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the key member of our management team, comprised solely of Mr. Perkins. His leadership has played an integral role in our company. The loss of the key member of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

Risk of Being a “Controlled Company” Post-Offering

Potential investors should be aware that upon completion of this offering, Marshall Perkins will maintain significant influence over the company, rendering Medical Care Technologies, Inc. a “controlled company” within the meaning of the securities rules and regulations. Mr. Perkins, through his direct ownership and control of the Special 2021 Series A Preferred Stock, will possess voting power equivalent to 60% of the total voting power of all outstanding shares of our stock, enabling him to control the election of our directors and the outcome of corporate actions requiring shareholder approval, notwithstanding the number of shares sold to the public in this offering. This concentration of ownership might discourage, delay, or prevent a change in control of the company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our common stock. This control could also have the

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effect of delaying or preventing a change in control of Medical Care Technologies, Inc., even if such a change of control would benefit our other shareholders.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

A decline in general economic conditions could have a material adverse effect on our business, financial condition, and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. It is our opinion that in the event of an economic slowdown, spending habits of both consumers and businesses could be adversely affected, and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition, and results of operations.

If we are unable to keep up with rapid technological changes in our field, we will be unable to operate profitably.

Our industry is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other companies will not render our software or potential products uneconomical or result in products superior to those we develop or that any products or services we develop will be preferred to any existing or newly-developed products.

Our products could infringe on the intellectual property rights of others which may result in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling or licensing our products.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products or technology infringe a third party’s proprietary rights. Further, we may be prohibited from selling or providing products before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties or licensing fees. Even if claims are determined to be without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

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The market for our products is immature and volatile and if it does not develop, or if it develops more slowly than we expect, the growth of our business will be harmed.

The market for software-based systems for health wellness and medical AI technology using mobile applications is a new and unproven market, and it is uncertain whether it will achieve and sustain demand and market adoption. Our success will depend to a substantial extent on the willingness of customers to use our systems, as well as on our ability to demonstrate the value of our software and products to customers and to develop new applications that provide value to customers and users. If customers and users do not perceive the benefits of our products, then our market may not develop at all, or it may develop more slowly than we expect, either of which could significantly adversely affect our operating results. In addition, we have limited insight into trends that might develop and affect our business. We might make errors in predicting and reacting to relevant business, legal and regulatory trends, which could harm our business. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

If our security measures are breached and unauthorized access to a customer’s data are obtained, our products may be perceived as insecure, we may incur significant liabilities, our reputation may be harmed and we could lose sales and customers.

Our products involve the storage and transmission of customers’ proprietary information, as well as protected health information, or PHI, which, in the United States, is regulated under the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, collectively “HIPAA,” and other state and federal privacy and security laws. Because of the extreme sensitivity of this information, the security features of our product are very important. If our security measures, some of which will be managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive data, including HIPAA-regulated protected health information. A security breach or failure could result from a variety of circumstances and events, including but not limited to third-party action, employee negligence or error, malfeasance, computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors, and catastrophic events.

If our security measures were to be breached or fail, our reputation could be severely damaged, adversely affecting customer or investor confidence, customers may curtail their use of or stop using our products and our business may suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violations of HIPAA and other state and federal privacy and security regulations, significant costs for investigation, remediation and disclosure and for measures to prevent future occurrences. In addition, any potential security breach could result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to customers or other business partners in an effort to maintain the business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We plan to outsource important aspects of the storage and transmission of customer information, and thus rely on third parties to manage functions that have material cyber-security risks. These outsourced functions include services such as software design and product development, software engineering, database consulting, data-center security, IT, network security, data storage and Web application firewall services. We cannot assure you that any measures that are taken will adequately protect us from the risks associated with the storage and transmission of customers’ proprietary information and protected health information.

We may experience cyber-security and other breach incidents that may remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against us, we may be unable to anticipate these techniques or to implement adequate preventive measures. In addition, in the event that our customers authorize or enable third parties to access their data or the data of their employees on our systems, we cannot ensure the complete integrity or security of such data in our systems as we would not control access. If an actual or perceived breach of our security occurs, or if we are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed, we could be subject to regulatory action or other damages and we could lose sales and customers.

If we fail to comply with applicable health information privacy and security laws and other state and federal privacy and security laws, we may be subject to significant liabilities, reputational harm and other negative consequences, including decreasing the willingness of current and potential customers to work with us.

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Once our products are deployed in the United States, we will be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA established uniform federal standards for certain “covered entities,” which include health care providers, health plans, and health care clearing houses, governing the conduct of specified electronic health care transactions and protecting the security and privacy of protected health information, or PHI. The Health Information Technology for Economic and Clinical Health Act, or HITECH, which was signed into law on February 17, 2009, makes certain of HIPAA’s privacy and security standards directly applicable to “business associates,” which are individuals or entities that create, receive, maintain, or transmit PHI in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA’s requirements and seek attorney’s fees and costs associated with pursuing federal civil actions.

In addition, states have enacted privacy and security laws and regulations that regulate the use and disclosure of certain data, with some state laws covering medical and healthcare information. These laws vary by state and could impose additional requirements and penalties on us. For example, some states impose restrictions on the use and disclosure of health information pertaining to mental health or substance abuse. Further, state laws and regulations may require us to notify affected individuals in the event of a data breach involving individually identifiable information, which may be broader than the type of information covered by HIPAA. In addition, the Federal Trade Commission may use its consumer protection authority to initiate enforcement actions in data privacy and security matters.

If we are unable to protect the privacy and security of our customers’ data, we could be found to have breached our contracts with our customers, we could face civil and criminal penalties under federal and state laws, we could be subject to litigation and we could suffer reputational harm or other damages. We may not be able to adequately address the business, technical and operational risks created by HIPAA and other privacy and security regulations. Furthermore, we are unable to predict what changes to HIPAA or other laws or regulations might be made in the future or how those changes could affect our business or the costs of compliance.

Our proprietary software may not operate properly, which could damage our reputation, give rise to claims against us or divert application of our resources from other purposes, any of which could harm our business and operating results.

Proprietary software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we discover additional problems that prevent our proprietary applications from operating properly. We are currently implementing software with respect to a number of new applications and services. If our software does not function reliably or fails to achieve client expectations in terms of performance, clients could assert liability claims against us or attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain clients.

Moreover, data services are complex as those we offer have in the past contained, and may in the future develop or contain, undetected defects or errors. Material performance problems, defects or errors in our existing or new software and applications and services may arise in the future and may result from interface of our offering with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, diversion of development resources, injury to our reputation and increased service and maintenance costs. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

We depend on data centers operated by third parties for our products, and any disruption in the operation of these facilities could adversely affect our business.

We provide our products through a third-party data center. While we control and have access to our servers and all of the components of our network that are located in our external data centers, we do not control the operation of these facilities. The owners of our data centers have no obligation to renew agreements with us on commercially reasonable terms, or at all. If we are unable to renew any such agreements we may enter into on commercially reasonable terms, or if our data center operator is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruption in connection with doing so.

Problems faced by our third-party data center locations could adversely affect the experience of our customers. The operators of the data centers could decide to close their facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy, faced by the operators of the data centers or any of the service providers with whom we or they contract may have negative effects on our business, the nature and extent of which are difficult to predict. Additionally, if our data centers are unable to keep up with our growing needs for capacity, this could have an adverse effect on our business. For example, a rapid expansion of our business could affect the service levels at our data centers or cause such data centers and systems to fail. Any changes in third-party service levels at our data centers or any disruptions or other performance problems with our products could adversely affect our reputation or result in lengthy interruptions in our services. Interruptions in our services might reduce our revenue, cause us to issue refunds to customers for prepaid and unused subscriptions, subject us to potential liability or adversely affect our renewal rates.

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A security breach or disruption or failure in a computer or communications systems could adversely affect us.

Our operations depend on the continued and secure functioning of our computer and communications systems and the protection of electronic information (including sensitive personal information as well as proprietary or confidential information) stored in computer databases maintained by us or by third parties. Such systems and databases are subject to breach, damage, disruption or failure from, among other things, cyber-attacks and other unauthorized intrusions, power losses, telecommunications failures, fires and other natural disasters, armed conflicts or terrorist attacks. We may be subject to threats to our computer and communications systems and databases of unauthorized access, computer hackers, computer viruses, malicious code, cyber-crime, cyber-attacks and other security problems and system disruptions. Unauthorized persons may attempt to hack into our systems to obtain personal data relating customers, employees or our confidential or proprietary information or of third parties or information relating to our business and financial data. If, despite our efforts to secure our systems and databases, events of this nature occur, we could expose customers or employees to financial or medical identity theft, lose, be exposed to the loss or misuse of confidential information or business and financial data, suffer regulatory sanctions or penalties under applicable laws, incur expenses as a result of a data privacy breach, or suffer other adverse consequences including legal action and damage to our reputation.

The continued demand for collectibles is unknown.

Demand for Collectibles depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Collectible Assets are most sought after. There are several key factors that will potentially impact the Company’s operating results going forward, including our ability to continue to source high quality collectibles at reasonable prices and the continued demand for collectibles, which is unknown. The current level of popularity of sports memorabilia may not be sustained.

If any of our items are determined to be forged it could hurt our reputation and hinder our ability to continue to sell collectibles.

We are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the items we sell.  While there is no guarantee that an item will be free of fraud, we attempt to mitigate this risk by having the item graded or authenticated by a reputable firm.  In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia.  Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied.  The Company may not have recourse, if such an event occurs.   Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

We may need additional capital in the future in order to expand our business.

Our future capital requirements may be substantial, particularly as we continue to develop our business. Although we believe that, based on our current level of operations, our existing cash, cash equivalents and equity securities will provide adequate funds for ongoing operations, planned capital expenditures and working capital requirements for at least the next 12 months, we may need additional capital if our current plans and assumptions change.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. We may seek to obtain such additional capital through equity offerings, debt financings, credit facilities and/or strategic collaborations. If future financings involve the issuance of equity securities, our existing stockholders will suffer dilution. If we raise debt financing or enter into credit facilities, we may be subject to restrictive covenants that limit our ability to conduct our business. We may not be able to raise sufficient

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additional funds on terms that are favorable to us, if at all. If we fail to raise sufficient funds and fail to generate sufficient revenues to achieve planned gross margins and to control operating costs, our ability to fund our operations, take advantage of strategic opportunities, or otherwise respond to competitive pressures could be significantly limited. If adequate funds are not available, we will not be able to successfully execute our business plan or continue our business.

Competitors and potential competitors who have greater resources and experience than we do may develop products and technologies that make ours obsolete or may use their greater resources to gain market share at our expense.

Our future success will depend on our ability to maintain a competitive position with respect to access to popular classes of collectibles and our ability to provide a platform and a marketplace where sellers can efficiently sell their collectibles. There are several competitors with significantly more resources than the Company, who are running auctions more frequently than then we are. Additionally, as they are generally selling more merchandise, they have a larger selection of items available that attracts buyers to their platforms.

Additionally, self-service platforms such as eBay operate more efficiently at a lower cost than we can. We have to demonstrate the value of our services to sellers so that they do not choose such self-service platforms.

Ultimately, our ability to compete successfully in any of these markets will depend on our ability to attract buyers to the Infinite Auctions site.

Our competitors may be able to develop competing and/or superior technologies and processes and compete more aggressively and sustain that competition over a longer period of time than we could. Our technologies and products may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors.

Our limited resources relative to many of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and market share, adversely affect our results of operations and financial position, and prevent us from obtaining or maintaining profitability.

We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	General economic conditions;
•	The number of clients for our business consulting services;
•	Our ability to retain, grow our business and attract new clients;
•	Administrative costs; and,
•	Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

There has been only a limited public market for our Shares and an active trading market for our Shares may not develop following this offering.

There has not been any broad public market for our Shares, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our Shares has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our Shares may trade below the initial public offering price following the completion of this offering. The market value of our Shares could be substantially affected by general market conditions, including the extent to which a

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secondary market develops for our Shares following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the biotransformation industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock market conditions.

The market price and trading volume of our Shares may be volatile following this offering.

The trading price of our Shares may be volatile. In addition, the trading volume in our Shares may fluctuate and cause significant price variations to occur. If the trading price of our Shares declines significantly, you may be unable to resell your Shares at or above the public offering price. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Shares include:

•	actual or anticipated variations in our quarterly operating results or dividends;
•	changes in our funds from operations or income estimates;
•	publication of research reports about us or our industry;
•	changes in market valuations of similar companies;
•	adverse market reaction to any additional debt we incur in the future;
•	additions or departures of key management personnel;
•	actions by institutional stockholders;
•	speculation in the press or investment community;
•	the realization of any of the other risk factors presented in this offering circular;
•	the extent of investor interest in our securities;
•	investor confidence in the stock markets, generally;
•	future equity issuances;
•	failure to meet income estimates; and
•	general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their Shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our Shares.

Our Shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our Shares and investors may find it difficult to sell their Shares. The SEC has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the operator with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the operator’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the operator orally or in writing prior to effecting the transaction and must be given to the operator in writing before or with the operator’s confirmation.

As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other

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public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt into the extended transition period for complying with the revised accounting standards.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risk of Delays in Filing Required Reports

We have experienced delays in filing certain of our required reports with the Securities and Exchange Commission (SEC) or on OTC Markets in the past. Timely filing of these reports is crucial for maintaining compliance with SEC regulations and for ensuring the continued quotation of our securities. Failure to file these reports on time can result in a range of adverse consequences, including SEC enforcement actions, the imposition of fines and penalties, and a loss of investor confidence, which in turn could lead to a decline in the market value of our securities. Despite our efforts to improve our reporting processes and ensure timely filings in the future, there can be no assurance that we will not experience delays in filing our required reports. Such delays could have a material adverse effect on our business, financial condition, and results of operations, as well as on the trading price of our securities.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G.

So long as our common Shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common Shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common Shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering circular, and periodic reports we file there under.

As long as our common Shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common Shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to the Company and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

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Risk of losing one’s investment.

If our securities are not eligible for continued quotation on the OTC Marketplace, or a robust public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Our Management does not have any prior experience conducting a best effort offering, and our best-efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Management does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best-efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Management, who will receive no commission. There is no guarantee that he will be able to sell any of the shares. Unless she is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects, and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•	potential governmental regulations relating to or that may impact our industry segments;
•	increased costs or exposure to liability as a result of changes in laws or regulations applicable to the biotransformation industry;
•	general volatility of the capital and credit markets and the market price of our Shares;
•	exposure to litigation or other claims;
•	loss of key personnel;
•	the risk that we may experience future net losses;
•	risks associated with breaches of our security;
•	failure to obtain necessary outside financing on favorable terms, or at all;
•	risks associated with future sales of our Shares by existing shareholders or the perception that they intend to sell substantially all of the Shares of our Company that they hold;

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•	risks associated with the market for our Shares; or
•	any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Board of Directors’ Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties, and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward- looking statements contained in this Registration Statement will in fact occur.

Accordingly, prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward- looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts, and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a best-efforts basis. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. The offering price per share between $0.00013 and $.001 per share. We expect to use the funds of this offering for operations, working capital, general and administrative expenses, business development and marketing.

No proceeds will be used to compensate or make payments to any officers or directors, except for salaries and ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

We estimate that, at a per share price of $[ ], the net proceeds from the sale of the shares in this Offering will be approximately $596,000, before deducting the estimated offering expenses of approximately $50,000.

We will utilize the net proceeds from this offering to identify and acquire business opportunities and to continue to refine, develop, and implement our plan of operation. Some funds will be used for operating expenses and other expenses.

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Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount:

Use	Amount		Percentage
R&D Costs	$28,720		5.26%
Business Development (1)	$115,694		21.19%
Working Capital	$229,866		42.1%
Salaries	$143,000		26.19%
Offering Expenses (2)	$28,720		5.26%
TOTAL	$546,000	(3)	100.00%

(1) “Business Development” includes marketing costs of approximately $10,000 - $20,000 per auction and travel expenses

(2) “Offering Expenses” include projected costs for Legal and Accounting, Publishing/Edgar, and Transfer Agents Fees.

(3) “Proportional Reduction Based on Amount Raised” - We anticipate that should less than the Maximum Offering Amount be raised hereunder the expenditures will be reduced proportionately, but the representative spending percentage would remain approximately the same. For example, if we were only able to raise 50% of the aggregate offering, the percentage of spending would remain the same, but the Amount set forth above would be reduced by 50%, etc.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan. We cannot assure that our assumptions, expected costs and expenses, and estimates will prove to be accurate or that unforeseen events, problems, or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 11.

Although our business does not presently generate any cash, we believe that if we raise the Maximum Amount in this Offering, that we will have sufficient capital to finance our operations at least through the end of 2025. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during and/or after such period, we may be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue- generating activities. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products, and/or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the Shares or the fairness of the offering price used for the Shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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CORPORATE HISTORY

The Company

The Company was incorporated in the State of Nevada in February 2007 as Aventerra Exploration, Inc. The Company amended its Articles of Incorporation to change its name to AM Oil Resources & Technology, Inc. in December 2008. The Company merged with Medical Care Technologies, Inc. and changed its name to Medical Care Technologies, Inc. in October 2009.

From 2016 to 2021 the Company failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax resulting in its Nevada charter being revoked. On May 13, 2021, a shareholder filed a petition for custodianship with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on May 28, 2021. The Company’s Nevada charter was reinstated on June 4, 2021, and all required reports were filed with the State of Nevada soon after.

On October 3, 2022, Krisa Management LLC sold the Special 2021 Series A Preferred share to Marshall Perkins. The Company then acquired Infinite Auctions LLC.

On April 9, 2025, the Company acquired Real Game Used, LLC.

Our principal executive office is located at 1910 S Stapley Drive, Suite 221, Mesa, AZ 85204, Email: info@medicalcaretechnologies.com, Tel: 480-988-5847

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. While the Company currently generates revenues there can be no assurance that the Company will ever achieve profitability.

DESCRIPTION OF BUSINESS

Medical Care Technologies, Inc.

Company Overview

Medical Care Technologies Inc. ("MDCE") is a technology-focused company dedicated to the development of AI-based mobile and smart-device applications across lifestyle, wellness, dietary, and medical-adjacent markets. The Company’s long-term vision is to create a scalable ecosystem of AI-driven solutions that serve both general consumers and, over time, regulated medical environments. MDCE operates as both a parent holding company and an innovation platform. The Company designs, develops, and deploys proprietary and integrated AI applications through global mobile app marketplaces. All consumer-facing applications are structured around paid subscription memberships, providing recurring revenue and predictable cash flow potential.

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Industry Overview

The AI-powered mobile/smart device market is booming across wellness, diet, and medical-adjacent sectors, shifting healthcare from reactive to proactive with personalized insights from wearables and apps for sleep, fitness, and nutrition, driving huge investment and user adoption, though challenges remain in data accuracy, privacy, and regulatory hurdles. Key trends include FDA-cleared devices, virtual assistants, remote monitoring, and integrated data for preventive care, with massive growth expected as AI enables deeper analytics for optimized health management, from managing diabetes to predicting risks.

1Research conducted by Mordor Intelligence, a leading market research firm, shows that the diet and nutrition apps market size reached USD 5.76 billion in 2025 and is forecast to attain USD 10.15 billion by 2030, advancing at an 11.97% CAGR. Expanding medical reimbursement for digital therapeutics, rapid improvements in AI-based food recognition, and growing corporate wellness budgets are steering growth in the diet and nutrition apps market. Wearable ecosystems that combine continuous glucose monitoring, smart scales, and activity trackers are raising user engagement by linking physiological data with dietary guidance. Enterprise adoption is accelerating as employers deploy subscription bundles to curb healthcare costs, while AI-driven portion-sizing technology is reducing logging friction and improving calorie-tracking accuracy. The fastest-growing end-user group comprises chronic-disease patients who now rely on clinically validated apps that qualify for payer reimbursement in regulated markets. Competitive intensity is rising as leading platforms add medication programs, AI meal planning, and multi-modal sensor integration to increase revenue per user.

Rising Health-Conscious Consumer Base2

Peer-reviewed trials show 52% of smartphone nutrition applications succeed in fostering healthier eating, especially among people managing chronic conditions. More mainstream consumers are now adopting dietary tracking to prevent lifestyle illnesses, a trend reinforced by the FDA’s qualified health claim linking yogurt intake to reduced type 2 diabetes risk.Employers are capitalizing on this momentum to cut absenteeism, while seniors over 65—a fast-growing online cohort—seek apps that manage nutrient-drug interactions and age-related needs.

Integration with Wearables & IoT Ecosystems

Partnerships such as Cronometer’s linkup with WHOOP allow users to correlate sleep stages, recovery scores, and skin temperature with micronutrient intake, tripling engagement compared with standalone logging. Glucose monitors, smart rings, and next-generation biosensors feed real-time biomarkers into meal-planning algorithms, while photoplethysmography-derived metabolic estimates inform adaptive calorie budgets. Suppliers that master API-level integration strengthen network effects, increasing customer lifetime value.

Growing Chronic-Disease Burden Demanding Diet Monitoring

Permanent German reimbursement for Cara Care underscores how validated nutrition therapeutics can secure payer funding. The FDA’s extended comment period on software detecting prediabetes signals a policy push that favors evidence-backed apps. Digital twin models now simulate individual glycemic responses, enabling hyper-personalized diet protocols that support remission pathways for type 2 diabetes.[3]Kumar R., “Personalized Nutrition via Digital Twin,” pmc.ncbi.nlm.nih.gov Hospital groups and pharmacies are trialing dedicated “digital aisles” that position prescription-grade apps next to traditional therapies.

AI-Powered Portion-Sizing Accuracy Gains

Deep-learning vision pipelines have cut average portion-estimation errors to 17.06%. NYU’s food-scanner prototype achieved a 0.7941 mean average precision score across mixed menus. Regional datasets—21,000 images covering 239 Central Asian dishes—have narrowed algorithmic bias and boosted inclusivity. Photogrammetry combined with smartphone LiDAR now renders 3-D volumetric profiles, pushing apps toward clinical-grade accuracy for calorie counting.

Segment Analysis

By Operating System: Android’s Scale Meets HarmonyOS Momentum

1 Source: https://www.mordorintelligence.com/industry-reports/diet-and-nutrition-apps-market

2 Source: https://www.mordorintelligence.com/industry-reports/diet-and-nutrition-apps-market

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Android held 56.34% of the diet and nutrition apps market in 2024, thanks to its ubiquity across budget smartphones. The others segment is expected to notch a 14.23% CAGR to 2030 as Huawei’s ecosystem broadens in Asia and Eastern Europe. iOS retains a lucrative premium cohort that drives higher average revenue per user. Development teams increasingly embrace cross-platform frameworks so that feature parity remains consistent, mitigating OS fragmentation risks.

Global security debates also influence platform choices: jurisdictions wary of U.S. or Chinese operating systems promote forked Android builds or PWAs hosted on neutral servers. These shifts invite nimble entrants that leverage web-first architectures for rapid updates and reduced maintenance overhead. As 5G roll-outs mature, real-time video food logging becomes viable even on mid-range devices, enhancing Android’s value proposition among calorie-tracking novices.

Geography Analysis

North America commanded a 32.78% revenue slice in 2024 and sustains leadership through mature reimbursement pathways and high willingness to pay. The FDA’s Digital Health Advisory Committee offers clear guidance, encouraging incumbents to bundle prescription drugs with app-based coaching, as seen in WW International’s Wegovy program priced at USD 299. Venture funding continues to flow, exemplified by Alma’s February 2025 launch backed by Menlo Ventures, signaling appetite for AI-first nutrition companions.

Asia-Pacific is set to record a 14.03% CAGR to 2030—the fastest worldwide—thanks to rising middle-class health awareness and local innovators such as HealthifyMe securing USD 45 million to scale personalized AI coaching beyond India. Chinese, Japanese, and Korean regulators are drafting streamlined pathways for digital therapeutics, shortening time-to-market for portion-sizing and glucose-monitoring hybrids. Local datasets that capture regional cuisines, from Thai stir-fries to bento assortments, reduce algorithmic bias and enhance user satisfaction.

Europe exhibits robust yet measured expansion. Germany’s statutory reimbursement for Cara Care cemented its status as a continental lighthouse case. Stringent GDPR norms mandate data-minimization architectures, which in turn strengthen consumer trust and retention. The United Kingdom and France invest in NHS-linked app libraries, stipulating clinical-effectiveness evidence for listing. Southern Europe’s smartphone adoption surge among seniors opens a new demographic front for Mediterranean-diet-aligned trackers.

Middle East & Africa plus South America together remain emerging contributors. GCC governments subsidize wellness apps under national diabetes-reduction drives, while Brazil’s urban millennials propel freemium downloads. Currency volatility and patchy broadband infrastructure temper growth yet leave ample white-space for localized content and carrier billing partnerships that bypass credit-card penetration hurdles.

Competitive Landscape

The diet and nutrition apps market remains moderately fragmented, though M&A velocity is picking up as platforms hunt AI talent and differentiated datasets. MyFitnessPal’s Intent acquisition delivered proprietary meal-planning algorithms that underpin its Premium+ tier. Noom diversified into pharmaceutical adjuncts, pairing GLP-1 delivery with in-app coaching under a forthcoming FDA PDURS model.

White-space opportunities revolve around culturally specific databases that lift recognition accuracy for mixed or regional dishes, an area underserviced by global leaders. Start-ups trained on Central Asian or Middle Eastern meal patterns can achieve defensible moats via local partnerships with grocers and telecoms. Intellectual-property filings covering 3-D volumetric estimation and biomarker-linked recommendation engines surge, indicating that the next contest will hinge on sensor fusion rather than pure software.

Enterprise channels elevate switching costs through integration with HR dashboards and insurance claims systems. Meanwhile, consumer-facing challengers differentiate on community features and game-like reward loops. Regulatory scrutiny—epitomized by the FDA committee—raises compliance thresholds, advantaging incumbents with legal resources. Still, agile newcomers can exploit niche medical indications to gain footholds before expanding horizontally.

Diet and nutrition application industry leaders include MyFitnessPal, Noom Inc., WW International, Lose It! (FitNow), and Lifesum AB.

Product and Technology Strategy

MDCE is laying the technical and operational groundwork for multiple AI-based mobile applications. These applications leverage artificial intelligence, image analysis, and data-driven personalization to deliver practical tools that address everyday consumer needs

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while supporting future expansion into medical-grade use cases. The Company’s first completed consumer application, Snapshot Recipes, serves as a proof-of-concept for global scalability, multilingual deployment, and subscription monetization.

Snapshot Recipes mobile application

Snapshot Recipes, Website: www.snapshotrecipes.app, is an AI-powered dietary application that enables users to generate recipes based on photographs of available food ingredients. The application is designed for distribution across numerous countries and languages and represents MDCE’s first direct, non-subsidiary revenue stream. Future applications are expected to address additional health, wellness, and lifestyle categories using a similar subscription-based model.

Snapshot Recipes website

The Snapshot Recipes website will be available to download from the Apple ios app store as well as the Google Play store.

How the Snapshot Recipe application works

Once the application is downloaded to the customer’s mobile device, users can take a photo of their ingredients or select foods from their photo gallery, and the application will offer personalized recipes based on those ingredients, dietary preferences, and favorite cuisines. Users will also see an AI- generated image of their finished dish before they start cooking and can share their favorite recipes with others.

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Pricing

The Snapshot Recipes offers a monthly subscription at $6.99 per month which includes unlimited recipe generation, AI ingredient detection, nutrition facts, 25+ global cuisines, and the ability to save unlimited recipes. An annual membership is also offered at $69.99 per year.

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Regulation

The Digital Health Advisory Committee advises the Commissioner of Food and Drugs on issues, policies, and regulations related to Digital Health Technologies (DHTs). The committee will provide relevant expertise and perspective to improve the FDA's understanding of the benefits, risks, and clinical outcomes associated with use of DHTs, as well as identifying risks, barriers, or unintended consequences that could result from proposed or established FDA policy or regulation for topics related to DHTs. This also may include advice on the use of DHTs in clinical trials or post-market studies subject to the FDA's regulation.

Infinite Auctions. LLC and Real Games Used, LLC (RGU)

Company Overview

Infinite Auctions is an online auction house that provides an online platform for memorabilia collectors and professional athletes to consign and sell high valued collectibles in a secure online auction format. Since 2016 we have sold more than $13.5 million in sports collectibles. We currently specialize in the auctioning of game worn sports memorabilia that includes jerseys, helmets, bats and other items worn or used by athletes in professional sporting events. We also auction high-end sports cards, trading cards, fine autographs, Americana and other valuable antiquities. Our auction service gives collectors of high value memorabilia a safe environment to sell their collectibles where the prices are substantially higher than you would see on mainstream online auction sites like Ebay and much safer than meeting a potential buyer on the street with a bag of cash or facing the risk of digital payment return fraud. In addition to our regular online auction services, our private sale brokering program connects sellers and buyers outside of auction for quicker sales. We often set records with our private sales as we recently sold a Tom Brady game worn jersey for a record $500,000. We also actively make purchases both privately and through public auctions for later resale as the collectibles industry continues to be in a considerable appreciation cycle over the last several decades.

Industry Overview

The Seton Hall Sports Poll reported 28% of US households actively collect sports memorabilia.[1] Heritage Auctions, one of the leading auction houses in the industry, had gross sales just over a billion dollars in 2023. Infinite Auctions is one of around 25 sports memorabilia auction houses that all range in size and the types of collectibles that they specialize in. Over

[1] https://www.thesetonian.com/article/2024/05/sports-memorabilia-and-collecting

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the last decade, sports collectibles have significantly increased in value, bringing in a whole new class of collectors.

The market's growth is underpinned by both the emotional value that fans place on owning a piece of their favorite sports’ history and the financial value as many items appreciate over time. Additionally, the advent of digital platforms and blockchain technology has expanded the scope of what can be collected, now including digital collectibles and NFTs.

Market Segments

The sports memorabilia market is typically segmented based on the type of items, sports type, and distribution channel:

Type of Items:

•	Autographed Memorabilia: This includes signed jerseys, balls, photographs, and other equipment. These are highly sought after due to their authenticity and connection to sports icons.

•	Trading Cards: Cards, especially those featuring prominent athletes, are immensely popular, with some rare editions fetching millions of dollars at auctions.

•	Apparel and Equipment: Jerseys, helmets, gloves, and bats, either used in games or replicas, form a substantial part of the market.

•	Digital Memorabilia: With the rise of digital technology, virtual items like NFTs associated with memorable sports moments or digital autographs are gaining traction.

Sports:

Different sports have varying levels of collectible trading activity, with the most prominent being baseball, basketball, football, and soccer. Each sport has its unique set of collectibles, with baseball historically being the leader in the memorabilia market.

Distribution Channels:

•	Online Retail: Online platforms are the fastest-growing distribution channel, providing a global reach and ease of access to rare items.

•	Auctions: High-value collectibles are often sold at auctions. In addition to auction houses with a specific focus on memorabilia, notable auction houses like Sotheby’s and Christie’s regularly feature sports memorabilia.

•	Retail Stores and Specialty Shops: These are traditional venues where collectors can purchase memorabilia, although their prominence is slightly decreasing due to the rise of online sales.

Market Trends and Drivers

•	Technological Advancements: The integration of technologies like blockchain for verifying authenticity and provenance of memorabilia items has been a key driver. Digital collectibles and NFTs are expanding the market to include digital-native consumers.

•	Celebrity and Historical Significance: Items associated with legendary figures or monumental sports events command premium prices and have a dedicated collector base.

•	Media and Entertainment: Documentaries and movies about sports stars or iconic sports moments can spike interest and value in related memorabilia.

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•	Globalization of Sports: Increased global interest in leagues like the NBA, NFL, and English Premier League has widened the market base, bringing in international buyers and sellers.

•	COVID-19 Impact: The pandemic initially disrupted the market, especially live auction events and physical retail channels. However, it also boosted online sales and digital collectibles due to increased online engagement.

Our Services and Sales Structure

Sellers are charged a fee of up to 20% of the final bid to sell their consigned items in our auctions all while the buyers of each item are also charged a 20% buyer’s premium. This standard consignment agreement setup results in a max profit of up to 40% of the value of each item sold in auction. However, for ultra-premium consignments and sports cards the seller fee of 20% may be discounted or waived all together and a portion of the buyer’s premium may also be awarded to the seller. The resulting profit range for consigned items is a maximum of 40% and a minimum of 7% depending on the consignment agreement.

Auction Schedule, Number Of Auctions, Auction Revenue

At Infinite Auctions, annually, we conduct three to four large auctions, complemented by approximately two to three flash auctions and charity auction events during the year. These auctions have showcased a wide range of collectibles and memorabilia, with sales reaching up to $850,000. While we schedule our larger main auctions almost quarterly, our approach remains adaptable rather than rigidly bound by timeframes. Occasionally, when presented with consignments of larger collections, we may opt to host separate auctions outside of our regular schedule or adjust our auction calendar accordingly. Ultimately, our decision-making process revolves around the flow of consignments, ensuring that we can consistently deliver exceptional auctions that meet the diverse needs and expectations of our valued clientele.

We utilize the SimpleAuctionSite Software for our auction platform. This software is a familiar and trusted choice within the sports auction industry, known for its reliability and ease of use. Widely adopted by high-end bidders in the collectibles space, SimpleAuctionSite offers a user-friendly experience, making it seamless for both buyers and sellers to navigate auctions and place bids with confidence. With its robust features and widespread recognition, SimpleAuctionSite enhances the overall auction experience, ensuring smooth transactions and satisfaction for all participants.

Marketing Strategy

We use a number of digital marketing resources that include the services of auction report, press releases Facebook/Instagram digital marketing, Google digital marketing, all combined with our email list of almost 17,000 memorabilia collectors. We have moved away from print advertising as it has proven to be less cost efficient and effective as our digital advertising approach. The average total cost of marketing per auction is approximately $10,000 - $20,000.

Employees

Marshall Perkins is the sole full time employee of the company. Other needed services such as photo editing, auction writing, graphic design, and marketing are outsourced through. As cash flow increases the company intends to hire a full-time consignment director.

Competition

Goldin Auctions is the most prominent auction house that has a sole focus on sports cards, trading cards, game used memorabilia and now video games. They grossed $100 million in total sales in 2020. Goldin Auctions had over $400 million in gross sales in 2023. Heritage Auctions is an industry leader in the online auction realm but sells much more than sports

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memorabilia as their scope ranges from fine wine to antique artifacts and coins. Further, Heritage Auctions grossed over $1 billion in 2023.

Goldin and Heritage both have a dozen or more consignment directors as well as physical locations that must be maintained. Infinite Auctions will be moving into a monthly auction format in 2025 which will help us turn inventory faster for greater annual gains all while getting our consignors faster payouts. One advantage that we have on our competition is our low overhead expenses, the fact that consignors and bidders have direct access to the owner of the company and we offer a wealth of hands on guidance when it comes to memorabilia authentication that other auction houses don’t always offer.

Ebay has solidified its position as a formidable player in the sports collectibles space, standing out for its competitiveness and expansive offerings. With a vast network of sellers and buyers worldwide, Ebay provides a diverse marketplace where enthusiasts can discover a wide range of sports memorabilia, from vintage baseball cards to autographed jerseys of their favorite athletes. The platform's auction format fosters a dynamic environment that encourages competitive bidding, driving prices and excitement among collectors. Additionally, Ebay's user-friendly interface and robust search functionality make it easy for collectors to find rare and unique items, further enhancing its appeal in the sports collectibles market. Overall, Ebay continues to thrive as a premier destination for sports enthusiasts seeking to expand their collections or sell prized memorabilia.

Steiner Sports has established itself as a key player in the competitive sports autographs and collectibles market. Renowned for its authenticity and extensive selection, Steiner offers a wide array of signed memorabilia, ranging from iconic jerseys to rare photographs, catering to enthusiasts and collectors alike. With partnerships with top athletes and exclusive access to memorable sports moments, Steiner delivers unique and sought-after items that captivate fans worldwide. Moreover, their commitment to authenticity and customer satisfaction sets them apart, ensuring that every piece of memorabilia meets the highest standards. As a result, Steiner Sports remains a dominant force in the sports autographs and collectibles space, continuously delivering unparalleled experiences for sports enthusiasts.

Near Term Growth Strategy

We are focusing our efforts on increasing buyer and seller engagement by increasing the number of auctions that we run each year and by also introducing a stronger marketing plan and hiring consignment directors to assist in acquiring consignments. We are seeking to add a mobile app to have a sleeker and more futuristic feel for our clients all while keeping the engagement process as simple as possible. We are placing an extreme focus on increasing our inventory catalog as it will drive revenue and attract consignors of high value memorabilia which also helps the company’s bottom line as we acquire more consignments for auction, and private sales. In the past we have used a cookie cutter approach to advertising, but moving forward we are looking forward to using mass marketing tools such as nationwide television and radio advertising along with our traditional digital marketing strategies.

Long Term Growth Strategy

Ultimately the name "Infinite Auctions” was chosen because there are infinite possibilities when it comes to what we can auction on our platform with our array of potential collector clients. In the future we plan on breaking into other markets, which will include comic books, graded video games, high end time pieces, art and much more. The comic book industry alone sold $1.28 billion in 2023 as prices began to emerge. The used watch market is estimated to be in the hundreds of millions in 2023 as well. In order to fully scale our business to compete with the heads of the collectibles industry we would need to hire additional staff that would include consignment directors to assist in acquiring consignments and a digital marketing specialist that would keep us relevant in the eyes of our potential and existing clients with consistent and creative marketing efforts. Further, in order to truly maximize the company's potential, we would need an increased travel budget in order to attend the top national sports conventions each year that could dramatically increase our revenue. In addition, we are looking to possible acquire other auction sites and memorabilia dealers.

Acquisition of Real Games Used, LLC (“RGU”)

On April 9, 2025, the Company acquired Real Games Used, LLC (“RGU”). Real Game Used ("RGU") is a professional authentication and evaluation company specializing in sports and entertainment memorabilia, with particular expertise in game-worn and event-worn items from professional athletes and entertainers.

Authentication Services

RGU provides multiple tiers of authentication services, including detailed evaluations, photo-matching analysis, and the issuance of professional opinions and supporting documentation. These services are utilized by individual collectors, auction houses, and industry participants.

Revenue Model

RGU generates revenue by charging fees for evaluations, determinations, and authentication documentation. The company operates independently while also complementing Infinite Auctions and the broader MDCE ecosystem.

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Government Regulation

Online auctions in the United States are primarily regulated under the same legal frameworks that govern traditional auctions, but with additional considerations specific to the digital nature of the transactions. However, many states do not require licenses for online auctions as they would for more traditional auctions. Here are the key aspects of U.S. regulations that pertain to online auctions:

1.      Federal Trade Commission (FTC): The FTC plays a central role in regulating online auctions. It enforces laws that protect consumers from deceptive and unfair business practices. For instance, auction sites are required to provide clear information about the products being sold, terms of the sale, and the bidding process. Additionally, the FTC's Mail, Internet, or Telephone Order Merchandise Rule mandates that sellers ship items within the time stated or within 30 days if no specific time is promised.

2.      Uniform Commercial Code (UCC): The UCC, which has been adopted in some form by all U.S. states, applies to transactions involving the sale of goods, including online auctions. It outlines the rights and obligations of both buyers and sellers in auction transactions.

3.      State Laws: Each state may have additional laws and regulations that impact online auctions. These might include specific requirements for licenses, taxes, or additional consumer protections that go beyond federal regulations.

4.      Consumer Protection Laws: Apart from the FTC, state attorney generals can enforce local consumer protection laws. These laws help ensure that auction sites operate transparently and fairly, and they help in prosecuting cases of fraud or misrepresentation.

5.      Online Payment Regulation: Financial transactions in online auctions are subject to regulations concerning electronic payments. Laws such as the Electronic Fund Transfer Act (EFTA) protect consumers when they transfer funds electronically, including via credit cards, debit cards, and electronic checks.

6.      Data Privacy and Security: Online auction sites must comply with federal and state data privacy and security laws. These include regulations about how consumer information is collected, stored, and shared. The Children’s Online Privacy Protection Act (COPPA) is particularly significant if the site collects information from children under the age of 13.

7.      Accessibility: Online auction platforms must also adhere to regulations concerning accessibility. For example, the Americans with Disabilities Act (ADA) may require that online auction sites be accessible to individuals with disabilities.

8.      Intellectual Property: Online auctions must ensure they do not facilitate the sale of counterfeit goods, which would infringe on intellectual property rights. Enforcement here often involves cooperation with intellectual property rights holders and compliance with both U.S. and international laws regarding intellectual property.

9.      Anti-Money Laundering Laws: Online auction platforms must also be aware of AML regulations, which aim to prevent the laundering of money through auction transactions. Compliance includes conducting due diligence on high-value bidders and reporting suspicious activities to the authorities.

Integrated Corporate Strategy

Together, Medical Care Technologies Inc., Infinite Auctions, and Real Game Used form a diversified business structure combining recurring subscription revenue, transactional auction income, and professional service fees. This integrated approach supports near-term operational stability while enabling long-term investment in AI-driven application development.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

DILUTION

Purchasers of our Shares offered in this Offering Circular will experience an immediate and substantial dilution of the net tangible book value of their Shares from the initial public offering price. Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on September 30, 2025, net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued. The table below is based upon the Company completing the offering at the lowest price in the offering range.

Assumed initial public offering price per share	$.00013
Net tangible book value per share before this offering	$.00043
Increase in pro forma net tangible book value per share attributable to this offering (1)	$(0.0000179)
Expenses impacting net tangible book value per share after this offering	$50,000
Pro forma net tangible book value per share after this offering	$0.000252
Dilution in pro forma net tangible book value per share to new investors (Purchase Price of $0.0005 Less Pro Forma Net Tangible Book Value Per Share)	$(0.0000122)

(1) The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see note above) and (ii) the decrease in pro forma net tangible book value per share divided by (ii) the number of outstanding shares of common stock after this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this document. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors.

Results of Operations for the Years ended December 31, 2024 and 2023

Revenues

For the years ended December 31, 2024 and 2023 we had revenues of $ 656,402 and $731,971, respectively. Gross profit increased from ($57,237) in 2023 to $321,849 in 2024, mainly due to the rapid upturn in the sports collectibles market. Operating Expenses

We incurred $168,864 in operating expenses for the year ended December 31, 2024, as compared with $323,784 during the year ended December 31, 2023. The decrease in operating expenses is the result of lower expenses in areas such as marketing, and professional services such as legal and accounting during the year ended December 31, 2024. However, we expect our operating expenses will continue to increase in future years as a result of the costs associated with the increased operating activity under our business model.

Other Income/Expenses

We had interest expenses of $2,606 for the year ended December 31, 2024 compared to $6,485 for the same period of 2023.

Net Loss

We recorded a net profit of $150,379 for the year ended December 31, 2024, compared to a net loss of $387,506 for the year ended December 31, 2023. The decrease in the net loss is the result of the factors discussed above.

Results of Operations for the Years ended December 31, 2025 and 2024

Revenues

We had revenues of $1,071,812 and $656,402 for years ended December 31, 2025 and 2024. The increase in revenue is due to an increase in the amount of auctions held as well as the sale of private inventory.

Operating Expenses

We incurred $ 238,065 in operating expenses for the year ended December 31, 2025, as compared with $152,985 for the year ended December 31, 2024. We expect our operating expenses will continue to increase in future years as a result of the costs associated with the increased operating activity under our business model.

Other Income/Expenses

We had interest expenses of $7,328 for the year ended December 31, 2025, compared to $ 2,606 for the same period of 2024.

Net Loss

For the year ended December 31, 2025, and December 31, 2024, we had a net income of $ 230,768 and $150,379. This increase was due to higher sales and lower costs of sales during the most recent period.

Liquidity and Capital Resources

Our financing objective is to maintain financial flexibility to meet the material, equipment and personnel needs to support our project commitments, and pursue our expansion and diversification objectives.

As of December 31, 2025, we had total current assets of $ 1,885,918 and total current liabilities of $ 26,679.

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Net cash used by operating activities was $ 97,796 for the year ended December 31, 2025, as compared with net cash provided by operating activities of $ (587,545) for the period ending December 31, 2025. This includes 749,684 used to purchase inventory during the year ended 2024.

Net cash provided by operating activities was $97,796 for the year ended December 31, 2024, as compared with $ (587,545) in cash provided for the year ended December 31, 2024.

Financing activities provided $ 127,807 in cash for the year ended December 31, 2025, as compared with $ 604,500 for the year ended December 31, 2024.

PLAN OF DISTRIBUTION

The Company is offering a maximum of $596,000 in Shares of its Common Stock on a best-efforts basis at a fixed price of $[ ] per share and any funds raised from this Offering will be immediately available to the Company. The Offering will terminate upon the earlier of the sale of all the Shares or one year from the date of this Offering Statement.

There is no aggregate minimum to be raised in order for subscription proceeds to be released to the Company and therefore the Offering will be conducted on a “rolling basis.” This means we are entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, general corporate purposes, repayment of debt (if any) and, prior to our use of the proceeds, other uses, including short-term, interest-bearing investments, as more specifically set forth in the “Use of Proceeds” starting on page 17.

The Offering may be made, in management’s discretion, directly to investors by the Company’s management on a “best efforts” basis. We reserve the right to offer the Shares through broker-dealers who are registered with FINRA/SIPC. The Company may engage a broker-dealer registered with the SEC and a member of FINRA/SIPC to perform administrative compliance and related broker-dealer services in connection with this Offering including the review of investor information including KYC (Know Your Customer) data, AML (Anti-Money Laundering) and other compliance checks and review of subscription agreements and investor information. Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers or directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

We intend to sell the Shares in this offering through our Board of Directors and their affiliates. They will not receive any compensation for offering or selling the Shares. We reserve the right to reject, in whole or in part, any subscriptions for Shares made in this Offering, in our discretion.

Selling Agents and Expenses

We may engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 10% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to 10% of the Shares placed by such persons.

We have not entered into selling agreements with any broker-dealers to date. We will be responsible for and pay all expenses relating to this Offering, including, without limitation, (a) all filing fees and expenses relating to the qualification of this Offering with the SEC and the filing of the offering materials with FINRA, as applicable; (b) all fees and expenses relating to the registration or qualification of the Shares as required under State Blue Sky laws, including the fees of counsel selected by us; (c) the costs of all preparing and printing of the offering documents; (d) the costs of preparing, printing and delivering certificates representing Shares; (e) fees and expenses of the transfer agent for the Shares; and (f) the fees and expenses of

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our accountants and the fees and expenses of our legal counsel and other agents and representatives. We expect the total expenses to be paid by us will be at least $50,000.

Offering Period

We expect to commence the sale of the Shares within two days following the Qualification Date. This Offering will terminate on the Termination Date.

Offering Documents

This Offering Statement and the offering documents specific to this Offering will be available to prospective investors for viewing 24 hours per day, 7 days per week on our website at www.infinteauctions.com. Before committing to purchase Shares, each potential investor must consent to receive the final Offering Statement and all other offering documents electronically. In order to purchase Shares, a prospective investor must complete and sign and deliver to us a Subscription Agreement, the form of which is an exhibit to the Offering Statement of which this Offering Statement is a part and send payment to us as described in the Subscription Agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of our website.

Prospective investors must read and rely on the information provided in this Offering Statement in connection with any decision to invest in the Shares. For general information on investing, we encourage you to refer to www.investor.gov.

State Blue Sky Information

If we fail to comply with State securities laws where our securities are sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with State Blue Sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Marshall Perkins III	44	Chief Executive Officer, President, Secretary, Treasurer, Director

Management Biographies

Marshall Perkins

Marshall Perkins has been the CEO Infinite Auctions since 2016. Within this position, he has had diverse responsibilities ranging from auctioneer to consignment director, lead photographer, auction writer, and marketing director.

A foremost expert in game used memorabilia with a 12-year history as a pioneer in sports memorabilia authentication and sales with more than 30 years of experience in the arena. Marshall Perkins has worked with both the top collectors and high profile professional athletes and is known across the game used sports memorabilia industry for introducing some of the most important and historic memorabilia to light using an iron clad method of authentication called photo matching. Marshall was responsible for introducing items such as Mickey Mantle’s 1960 NY Yankees World Series jersey to the industry as well as

34

Michael Jordan’s 1985-86 Chicago Bulls uniform from his very first NBA Slam Dunk Contest Title. Marshall has been an asset to the collectibles industry and will continue to be an asset to the consignors and bidders at Infinite Auctions.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules, and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results, and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices, and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation, or audit committee charter.

Involvement in Certain Legal Proceedings

Our Director and our Executive Officer has not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) Any Federal or State securities or commodities law or regulation; or (ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

35

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

SECURITY OWNERSHIP

The following table sets forth certain information as of September 30, 2025, with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Shares; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the Shares set forth therein has sole voting power and sole investment power with respect to such Shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 3,283,998,240 Shares of our Common Stock outstanding as of the date above.

Name	Common Stock	% Before Offering(1)	% After Offering	Series A Preferred Stock
Marshall Perkins III (1)	-	-	[ ]%	1
All Executive Officers As A Group	-	-	[ ]%	1
5% Owners
Carey W. Cooley	200,000,000	5.30%	[ ]%	-

(1)       The address for Marshall Perkins III is care of the Company at 1910 S. Stapley Drive, Suite 221, Mesa, AZ 85204

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Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our Shares after the offering. Since they may continue to control the Company after the offering, investors may be unable to change the course of the operations. Thus, the Shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the Shares you own because of their ineffective voting power. None of our Shares is subject to outstanding options, warrants, or securities convertible into Shares.

The Company’s voting securities consist of Common Shares and Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Statement. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Statement are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, the Company plans to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;
•	Disclosing in any and all filings with the SEC, where required;
•	Obtaining disinterested director’s consent; and
•	Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

The Company is a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item. Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval, or ratification of transactions, such as those described above, with our executive officers, Directors, and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

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EXECUTIVE COMPENSATION

For the fiscal years ended December 31, 2024 and 2023, we compensated our three highest-paid directors and executive officers as follows:

Name and principal position	Year Ended	Salary	Bonus	Stock Compensation	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	Total
(a)	(b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	($) (j)
Marshall Perkins III	2024		—	—	—	—	—
CEO (1)	2023	20,916	—	—	—	—	—	20,916

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer since our incorporation.

Employment Agreements

We do not have any employment agreements.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long- term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

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Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

Transactions with Related Persons, Promoters, Certain Control Persons & Director Independence

Other than the issuance of shares to our current Sole-Officer, we do not have any transactions with related persons to report.

Changes in and Disagreements with Accountants

on

Accounting & Financial Disclosure

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Interests of Named Experts and Counsel

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Jonathan D. Leinwand, P.A., will pass on the validity of the Shares being offered pursuant to this Offering Circular.

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DESCRIPTION OF SHARES

The Company has 7,979,999,990 (Seven Billion Nine Hundred Seventy-Nine Million-Nine Hundred Ninety-Nine Thousand-Nine Hundred Ninety) authorized common shares and 20,000,0010 (Twenty Million and Ten) authorized preferred shares of which 1 (One) preferred Share is designated as Special 2021 Series A Preferred Stock. 3,209,575,220 shares of common stock and 1 share of Special 2021 Series A preferred stock are issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Special 2021 Series A Preferred Stock

The following describes the material terms of the Special 2021 Series A Preferred. This is not a complete description and is subject to, and entirely qualified by reference to applicable provisions of our Articles of Incorporation, Bylaws and the Certificate of Designation establishing the Special 2021 Series A Preferred Stock, which are filed as exhibits to this Offering Statement. Capitalized terms used but not defined in this subsection shall have the meanings ascribed to them in the Certificate of Designation establishing the Special 2021 Series A Preferred Stock

Voting

The 2021 Series A Preferred Stock stockholder is entitled to 60% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

Conversion into Common Stock

The share of 2021 Series A Preferred Stock is convertible into common shares at a conversion rate of 1 preferred to 3,000,000,000 (Three Billion) common shares. The holder of the 2021 Series A Preferred Stock can affect the conversion at any time.

Dividends, Liquidation.

The share of 2021 Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation.

There are no redemption rights or sinking fund provisions.

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Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Indemnification

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any by law, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Limitation of Director Liability

Nevada law currently provides that our directors will not be personally liable to our Company or our stockholders for monetary damages for any act or omission as a director other than in the following circumstances:

•	the director breaches his fiduciary duty to our Company, or our stockholders and this breach involves intentional misconduct, fraud, or a knowing violation of law; or
•	our Company makes an unlawful payment of a dividend or unlawful stock purchases, redemptions, or other distributions.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors. Our Articles of Incorporation do not provide for such expanded liability.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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Meetings of Shareholders

Meetings of shareholders shall be held at such time and place as provided in the Bylaws of the Corporation. At all meetings of the shareholders, one-third of all votes entitled to be cast at the meeting shall constitute a quorum.

No Cumulative Voting

There shall be no cumulative voting for the election of directors.

Action by Shareholders

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the Shares entitled to vote thereon were present and voted.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Ability to Void a Sale of Shares

We have the right to void a sale of Shares in the Offering and compel an investor to return them to us, if we have reason to believe that such investor acquired the Shares as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our Articles of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Statement has been filed with the SEC.

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Rights as a Stockholder

Except as otherwise provided in the Shares or by virtue of such holder’s ownership of Shares of Common Shares, the holder of a Share does not have the rights or privileges of a holder of Common Shares, including any voting rights.

Governing Law

The Shares are governed by and construed in accordance with the laws of the State of Nevada. The foregoing is a brief summary of certain terms and conditions of the Shares to be issued in connection with this Offering and subject in all respects to the provisions contained in the Shares.

No Independent Counsel

Jonathan D. Leinwand, P.A. (“Counsel”) represent the Company and its affiliates from time-to-time in a variety of matters. Counsel does not represent any of the Investors in connection with the Company. Counsel represents the Company and its affiliates, including with respect to the Company’s role in relation to the Company.

By acquiring Shares in the Company, each Investor will be deemed to have waived any conflict and agreed that Counsel may act for the Company, affiliates of the Company or any or all of them in matters adverse to such Investor and/or the Company.

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TRANSFER AGENT

The transfer agent and registrar for our common stock is:

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, TX 75093

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Jonathan D. Leinwand, P.A.

AVAILABLE  INFORMATION

We have filed with the SEC an offering circular on Form 1-A under the Securities Act with respect to the Shares offered hereby. This offering circular, which constitutes part of the offering circular, does not contain all of the information set forth in the offering circular and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Shares and our Company, please review the offering circular, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the offering circular, each such statement being qualified in all respects by such reference.

A copy of the offering circular and the exhibits and schedules that were filed with the offering circular may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering circular may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements for the Nine Months Ended September 30, 2025

Unaudited Financial Statements for the Year Ended December 31, 2024

45

MEDICAL CARE TECHNOLOGIES INC

dba Infinite Auctions, LLC

Balance Sheet

	December 31,	December 31,
Assets	2025	2024
Current Assets
Cash	$277,946	52,343
Prepaid expense	1,500	1,500
Inventory	1,393,872	1,316,252
Due from Shareholder	0	0
Auction Investment	212,600	95,500
Total Current Assets	1,885,918	1,465,595

Total Assets	$1,885,918	1,465,595

Liabilities and Stockholder's Equity
Current Liabilities
Accrued expenses	$16,679	7,356
Credit Line	0	57,674
Advances by Shareholder	0	7,001
Note Payable	10,000	10,000
Total Current Liabilities	26,679	82,031

Stockholder's Equity
Preferred Stock; 0.00001 par value, 20,000,010 authorized, 128,901 shares issued and outsutstanding December 31, 2025 and December 31, 2024	0	0
Common Stock, 0.00001 par value, 7,979,999,990 shares authorized, 3,250,167,248 shares issued and outstanding at December 31, 2025 and 3,209,575,220 December 31,2024	32,502	33,096
Additional Paid in Capital	12,256,496	12,010,995
Accoumulated Deficit	(10,429,759)	(10,660,527)
Total Stockholder Equity	1,859,239	1,383,564

Total Liabilities and Stockholder Equity	1,885,918	1,465,595

F-1

MEDICAL CARE TECHNOLOGIES INC

dba Infinite Auctions, LLC

Statements of income

	For the Years Ended
	December 31,
	2025	2024
	(Unaudited)	(Unaudited)

Sales Revenue	$1,071,812	$656,402
	\
Cost of Sales	495,691	334,553

Gross Profit	576,121	321,849

General & Administrative	338,056	168,864

NET OPERATING INCOME (LOSS)	238,065	152,985

Other Income (Expense)
Other income	29	0
Interest earned	2	0
Interest Expense	(7,328)	(2,606)
Other Income (Expenses)	(7,297)	(2,606)

NET INCOME	$230,768	$150,379

F-2

MEDICAL CARE TECHNOLOGIES INC

dba Infinite Auctions, LLC

Changes to Stokholders Equity

			Special 2011 Series A		Additional		Total
	Common Stock		Preferred Stock		Paid in	Accumulated	Stockholders
	Sheres	Par value	Sheres	Par value	Capital	Defciit	Equity

Balance - December 31, 2023	3,209,575,220	32,096	1	0	11,311,995	(10,810,906)	533,185

Stock issued for Inventory	100,000,000	1,000			699,000		700,000

Net Profit (Loss)						150,379	150,379

Balance - December 31, 2024	3,309,575,220	33,096	1	0	12,010,995	(10,660,527)	1,383,564

Prior period adjustment	377,501,162	3,775			(3,775)		0
Retirement of stock	(2,455,747,620)	(24,557)			24,557		(0)
Sale of stock	2,018,838,486	20,188			224,719		244,907
Net Profit (Loss)						230,768	230,768

Balance - December 31, 2025	3,250,167,248	$32,502	1	$0	$12,256,496	$(10,429,759)	$1,859,239

F-3

Statement of Cash Flows

	For the Years Ended
	December 31,
	2025	2024
	(Unaudited)	(Unaudited)
Cash flows from Operations
Net Loss	$230,768	$150,379
Adjustments to reconcile net loss to net cash
Inventory	(77,620)	(749,684)
Accrued expenses	9,323	(687)
Credit line	(57,674)	28,534
Advances by Shareholder	(7,001)	(16,087)
Net Cash provided (used) by Operations	97,796	(587,545)

Cash Flows from Investing activities	0	0

Cash Flows from Financig activities
Stock issued for Cash	244,907	0
Stock issued for Inventory	0	700,000
Auction Investment	(117,100)	(95,500)
Net Cash provided (used) by Financing	127,807	604,500

Net increase (Decrease) in Cash	225,603	16,955

Beginning Cash balance	52,343	35,388

Ending Cash Balance	$277,946	$52,343

F-4

MEDICAL CARE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Medical Technologies, Inc. (the “Company”, “we”, “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol MDCE. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2016 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. On May 13, 2021, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on May 28, 2021. The Company’s Nevada charter was reinstated on June 4, 2021, and all required reports were filed with the State of Nevada soon after. The Company remains inactive as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for the periods ended December 31, 2025, and 2024.

The issuer was incorporated in the State of Nevada in February 2007 as Aventerra Exploration, Inc. The issuer amended its Articles of Incorporation to change its name to AM Oil Resources & Technology, Inc. in December 2008. The issuer merged with Medical Care Technologies, Inc. and changed its name to Medical Care Technologies, Inc. in October 2009.

On April 27, 2021, SSM Monopoly Corporation, a shareholder of the Company, served a demand to the Company, at the last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150.

On May 13, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of Medical Care Technologies, Inc., a Nevada corporation” under case number A-21-834558-C by SSM Monopoly Corporation, along with an Application for Appointment of Custodian, after several attempts to locate prior management and reinstate the Company’s Nevada charter, which had been revoked.

On May 28, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of SSM Monopoly Corporation LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the SSM Monopoly Corporation (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 3, 2021, the Custodian appointed Kareem Mansour as the Company’s sole officer and director.

Also on June 3, 2021, the Custodian designated one share of preferred stock as Special 2021 Series A Preferred Stock at par value of $0.00001. The Special 2021 Series A Preferred has 60% voting rights over all classes of stock and is convertible into 3,000,000,000 shares of the Company’s common stock.

Also on June 3, 2021, the Custodian granted to itself, one share of preferred stock, Special 2021 Series A Preferred Stock at par value of $0.00001.

On June 4, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

F-5

On June 14, 2021, in a private transaction, the Custodian entered into a Securities Purchase Agreement (the “SPA”) with Krisa Management LLC, a Texas limited liability company, to sell the Special 2021 Series A Preferred. Upon closing of the SPA on June 14, 2001, Krisa Management LLC acquired 60% control of the Company. However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On June 14, 2021, the Custodian appointed Carey W. Cooley as the Company’s sole officer and director. On June 14, 2021, Kareem Mansour resigned as an officer and director.

On August 19, 2021, in a private transaction, Krisa Management LLC entered into a tentative agreement with a private individual to sell the Special 2021 Series A Preferred share. The sale is not yet closed and is awaiting a ruling on a pending motion in the State of Nevada.

On November 12, 2021, the Custodian cancelled 2,000,000,000 shares of common stock that were improperly issued to the prior CEO, and all shares of the Series A, B, and C Preferred Stock since they were improperly issued. The Custodian also revoked the Series A, B, and C Preferred Stock designations as they were not properly established with the Secretary of State of the State of Nevada.

On January 11, 2022, the District Court of Clark County, Nevada entered a Notice Of Entry Of Order Granting Custodian SSM Monopoly Corporation’s Motion To Discharge Custodianship And Enter Final Order, which included the cancelation of 2,000,000,000 shares of common stock. However, the wording of the order was insufficient to cancel the Series A, B, and C Preferred Stock.

On May 6, 2022, the District Court of Clark County, Nevada entered an Amended Order, Nunc Pro Tunc, Granting Custodian SSM Monopoly Corporation’s Motion To Discharge Custodianship And Enter Final Order, which included proper language to cancel the Series A, B, and C Preferred Stock and revoke their designations.

On October 3, 2022, Krisa Management LLC completed its agreement from August 19, 2021, to sell the Special 2021 Series A Preferred share to private individual, Marshall Perkins. The transaction is reflected on the Company’s annual report for the period ending December 31, 2025.

On October 3, 2022, the Company acquired Infinite Auctions LLC. Financials for the combined companies are included in the Company’s Annual report for the period ending December 31, 2025.

Real Game Used (“RGU”) operated as a separate asset until April 9, 2025, when it became an official subsidiary of Medical Care Technologies Inc. through the acquisition of Infinite Auctions LLC and its related assets. Accordingly, RGU’s financials have been reflected in the Company’s filings beginning on that date.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Security and Exchange Commission (“SEC”)

In the opinion of the management all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position and the results of operations and cash flows presented have been reflected herein.

The Company applies the provisions of FASB ASC Topic 740, Income Taxes. Topic 740 requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Due to a loss from inception, the Company has no tax liability. Deferred income tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

F-6

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has only incorporated a new operation though an accumulated deficit of $10,429,759 as of December 31, 2025. The Company intends to commence operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-7

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate. Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re-measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates.

Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of December 31, 2025, and 2024, respectively, there was $Nil of unrecognized expense related to non-vested stock- based compensation arrangements granted. There have been no options granted during the fiscal periods ended December 31, 2025 and 2024, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of September 30, 2025 and 2022, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

F-8

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding on December 31, 2025, and 2024. Due to prior net operating losses, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements.

FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective.

F-9

NOTE 4 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

As of December 31, 2025, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

There were no convertible notes payable during the period:

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure. The Company has entered into no contracts during the year.

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 –- SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure.

F-10

MEDICAL CARE TECHNOLOGIES INC

dba Infinite Auctions, LLC

Balance Sheet

	December 31,	December 31,
Assets	2024	2023
Current Assets
Cash	$52,343	35,388
Prepaid expense	1,500	1,500
Inventory	1,316,252	566,568
Auction Investment	95,500	0
Total Current Assets	1,465,595	603,456

Total Assets	$1,465,595	603,456

Liabilities and Stockholder's Equity
Current Liabilities
Accrued expenses	$7,356	8,043
Credit Line	57,674	29,140
Advances by Shareholder	7,001	23,088
Note Payable	10,000	10,000
Total Current Liabilities	82,031	70,271

Stockholder's Equity
Preferred Stock; 0.00001 par value, 20,000,010 authorized, 128,901 shares issued and outsutstanding December 31, 2024 and December 31, 2023	0	0
Common Stock, 0.00001 par value, 7,979,999,990 shares authorized, 3,309,575,220 shares issued and outstanding December 31, 2024 and 3,209,575,220 December 31,2023	33,096	32,096
Additional Paid in Capital	12,010,995	11,311,995
Accoumulated Deficit	(10,660,527)	(10,810,906)
Total Stockholder Equity	1,383,564	533,185

Total Liabilities and Stockholder Equity	1,465,595	603,456

F-11

MEDICAL CARE TECHNOLOGIES INC

dba Infinite Auctions, LLC

Statement of Income

	For the Years Ended
	December 31,
	2024	2023
	(Unaudited)	(Unaudited)

Sales Revenue	$656,402	$731,971

Cost of Sales	334,553	789,208

Gross Profit	321,849	(57,237)

General & Administrative	168,864	323,784

NET OPERATING INCOME (LOSS)	152,985	(381,021)

Other Income (Expense)
Interest Expense	(2,606)	(6,485)
Other Income (Expenses)	(2,606)	(6,485)

NET INCOME	$150,379	$(387,506)

The accompanying notes are an integral part of these financial statements.

F-12

MEDICAL CARE TECHNOLOGIES INC

dba Infinite Auctions, LLC

Changes to Stokholders Equity

			Special 2011 Series A		Additional		Total
	Common Stock		Preferred Stock		Paid in	Accumulated	Stockholders
	Sheres	Par value	Sheres	Par value	Capital	Defciit	Equity

Balance December 31, 2022	3,209,575,220	32,096	1	0	11,311,995	(10,422,605)	921,486

Net Profit (Loss)						(388,301)	(388,301)

Balance - December 31, 2023	3,209,575,220	32,096	1	0	11,311,995	(10,810,906)	533,185

Stock issued for Inventory	100,000,000	1,000			699,000		700,000

Net Profit (Loss)						150,379	1,233,185

Balance - December 31, 2024	3,309,575,220	33,096	1	0	12,010,995	(10,660,527)	2,466,370

The accompanying notes are an integral part of these financial statements.

F-13

MEDICAL CARE TECHNOLOGIES INC

dba Infinite Auctions, LLC

Statement of Cash Flows

	For the Years Ended
	December 31,
	2024	2023
	(Unaudited)	(Unaudited)
Cash flows from Operations
Net Loss	$150,379	$(387,506)
Interest expense on credit		4,818
Adjustments to reconcile net loss to net cash
Prepaid expenses	0	(1,500)
Inventory	(749,684)	467,332
Accounts Payable	0	(54,000)
Accrued expenses	(687)	(12,793)
Credit line	28,534	13,761
Advances by Shareholder	(16,087)	0
Net Cash provided (used) by Operations	(587,545)	30,112

Cash Flows from Investing activities	0	0

Cash Flows from Financig activities
Advances from Credit line		1,000
Payments to credit line		(17,321)
Proceeds from Note Paynble		30,000
Payments to Note Payable		(20,000)
Stock issued for Inventory	700,000
Auction Investment	(95,500)
Net Cash provided (used) by Financing	604,500	(6,321)

Net increase (Decrease) in Cash	16,955	23,791

Beginning Cash balance	35,388	11,797

Ending Cash Balance	$52,343	$35,588

The accompanying notes are an integral part of these financial statements

F-14

MEDICAL CARE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Medical Technologies, Inc. (the “Company”, “we”, “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol MDCE. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2016 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. On May 13, 2021, a shareholder filed a petition for custodianship with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on May 28, 2021. The Company’s Nevada charter was reinstated on June 4, 2021, and all required reports were filed with the State of Nevada soon after. The Company remains inactive as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for the year ended December 31, 2024, and December 31, 2023.

The issuer was incorporated in the State of Nevada in February 2007 as Aventerra Exploration, Inc. The issuer amended its Articles of Incorporation to change its name to AM Oil Resources & Technology, Inc. in December 2008. The issuer merged with Medical Care Technologies, Inc. and changed its name to Medical Care Technologies, Inc. in October 2009.

On April 27, 2021, SSM Monopoly Corporation, a shareholder of the Company, served a demand to the Company, at the last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150.

On May 13, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of Medical Care Technologies, Inc., a Nevada corporation” under case number A-21-834558-C by SSM Monopoly Corporation, along with an Application for Appointment of Custodian, after several attempts to locate prior management and reinstate the Company’s Nevada charter, which had been revoked.

On May 28, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of SSM Monopoly Corporation LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the SSM Monopoly Corporation (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 3, 2021, the Custodian appointed Kareem Mansour as the Company’s sole officer and director. Also on June 3, 2021, the Custodian designated one share of preferred stock as Special 2021 Series A Preferred Stock at par value of $0.00001. The Special 2021 Series A Preferred has 60% voting rights over all classes of stock and is convertible into 3,000,000,000 shares of the Company’s common stock.

Also on June 3, 2021, the Custodian granted to itself, one share of preferred stock, Special 2021 Series A Preferred Stock at par value of $0.00001.

On June 4, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada. On June 14, 2021, in a private transaction, the Custodian entered into a Securities Purchase Agreement (the “SPA”) with Krisa Management LLC, a Texas limited liability company, to sell the Special 2021 Series A Preferred. Upon closing of the SPA on June 14, 2001, Krisa Management LLC acquired 60% control of the Company. However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company. On June 14, 2021, the Custodian appointed Carey W. Cooley as the Company’s sole officer and director.

On June 14, 2021, Kareem Mansour resigned as an officer and director.

On August 19, 2021, in a private transaction, Krisa Management LLC entered into a tentative agreement with a private individual to sell the Special 2021 Series A Preferred share. The sale is not yet closed and is awaiting a ruling on a pending motion in the State of Nevada.

On November 12, 2021, the Custodian cancelled 2,000,000,000 shares of common stock that were improperly issued to the prior CEO, and all shares of the Series A, B, and C Preferred Stock since they were improperly issued. The Custodian also revoked the Series A, B, and C Preferred Stock designations as they were not properly established with the Secretary of State of the State of Nevada.

On January 11, 2022, the District Court of Clark County, Nevada entered a Notice Of Entry Of Order Granting Custodian SSM Monopoly Corporation’s Motion To Discharge Custodianship And Enter Final Order, which included the cancelation of 2,000,000,000 shares of common stock. However, the wording of the order was insufficient to cancel the Series A, B, and C Preferred Stock. On May 6, 2022, the District Court of Clark County, Nevada entered an Amended Order, Nunc Pro Tunc, Granting Custodian SSM Monopoly Corporation’s Motion To Discharge Custodianship And Enter Final Order, which included proper language to cancel the Series A, B, and C Preferred Stock and revoke their designations. As of the date of this report, the company is a nonoperating holding company.

On October 3, 2022, subsequent to the end of this reporting period, Krisa Management LLC completed its agreement from August 19, 2021, to sell the Special 2021 Series A Preferred share to private individual, Marshall Perkins. The Company acquired Infinite Auctions LLC. The transaction is reflected on the Company’s annual report for the period ending December 31, 2024. Financials for the combined companies are included in the Company’s annual report for the period ending December 31, 2024.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Security and Exchange Commission (“SEC”)

In the opinion of management all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position and the results of operations and cash flows presented have been reflected herein.

The Company applies the provisions of FASB ASC Topic 740, Income Taxes. Topic 740 requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Due to a loss from inception, the Company has no tax liability. Deferred income tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

F-15

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has only incorporated a new operation though an accumulated deficit of $11,039,080 as of December 31, 2023. The Company intends to commence operations as set out below and raise the necessary funds to carry out the strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available.

The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate. Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re-measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

F-16

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

For the year ended December 31, 2024 and 2023, respectively, there were no unrecognized expenses related to non-vested stock- based compensation arrangements granted. There have been no options granted during the year ended December 31, 2024 and December 31, 2023, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of December 31, 2024 and December 31, 2023, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding for the year ended December 31, 2024 and 2023. Due to prior net operating losses, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective.

NOTE 4 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

F-17

As of December 31, 2024, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

There were no convertible notes payable during the period:

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure. The Company has entered into no material contracts during the year.

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure.

F-18

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Number	Description of Exhibit
2.1	Articles of Incorporation, as amended*
2.2	Bylaws*
4.1	Form of Subscription Agreement**
11.1	Consent of Jonathan D. Leinwand, P.A. (Included as part of Exhibit 12.1)**
12.1	Form of Opinion Jonathan D. Leinwand, P.A.**

*Previously filed on Form 1-A on August 9, 2024

** Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned on April 22, 2026.

Medical Care Technologies Corp.

By:	/s/ Marshall Perkins III
Name:	Marshall Perkins III
Title:	Chief Executive Officer, President, Secretary, Treasurer, and Director

Date: April 22, 2026

This offering circular has been signed by the following person in the capacities indicated on the 22nd day of April, 2026.

Name	Title	Date

/s/ Marshall Perkins III	Chief Executive Officer, President, Secretary, Treasurer and Director	April 22, 2026
Marshall Perkins III

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